UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

As previously disclosed, pursuant to a proposal included in Tyco International Ltd.’s (the “Company”) proxy statement for its annual general meeting of shareholders held on March 10, 2010, shareholders approved a dividend in the form of a capital reduction equal to 0.90 Swiss francs (CHF) per share payable in four quarterly installments through the end of the second fiscal quarter of 2011. The fourth and final installment of the distribution, equal to CHF 0.23 per share, was paid to shareholder on or about February 23, 2011.  The US dollar amount of the dividend payment was $0.2365 per share, based on the USD/CHF exchange rate in effect on February 16, 2011 of 0.9725.

In connection with the payment of this distribution, the Company amended its Articles of Association to reflect the reduction in par value of CHF 0.23 per share, effective upon their filing with the commercial register of the Canton of Schaffhausen, Switzerland.  As a result, the par value of each share of the Company is now CHF 6.70.

A copy of the amended Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, on February 23, 2011, the Company issued a press release announcing that it had agreed to acquire the Signature Security Group from Oceania Capital Partners Limited for AU $171 million.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Tyco International Ltd.
99.1	Press Release dated February 23, 2011 regarding acquisition of Signature Security Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice-President and Corporate Secretary

Date: February 23, 2011